UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

Form 8-K
Current Report
___________________________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 25, 2012

Date of Report (Date of earliest event reported)

1st Financial Services Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-53264	26-0207901
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Jack Street, Hendersonville, North Carolina	28792
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

		Page
Item 5.07	Submission of Matters to a Vote of Security Holders	3

Signatures		4

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 25, 2012, the Corporation held its Annual Meeting of Stockholders.  Of the 5,190,283 shares of common stock outstanding as of the record date for the meeting, 3,345,882 shares were present at the meeting in person or by proxy.  The results of the meeting are as follows:

1)	Election of one director for a term of three years:

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Vincent K. Rees	1,741,711	248,543	1,355,628

The nominee for election as director received the greatest number of votes and was elected director.

2)	Proposal for advisory vote on executive compensation - To approve a non-binding, advisory resolution to approve the compensation of the Corporation’s named executive officers:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
1,596,587	350,700	42,967	1,355,628

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

3)
Proposal to ratify the appointment of independent accountants - To ratify the appointment of Elliott Davis PLLC as the Corporation’s independent accountants for the fiscal year ending December 31, 2012:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
3,292,021	33,855	20,006	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FINANCIAL SERVICES CORPORATION

Dated: June 28, 2012	By:	/s/ Holly L. Schreiber
Holly L. Schreiber
Executive Vice President &
Chief Financial Officer

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